EXHIBIT 23.5


July 30, 1996

To Whom It May Concern:

I hereby consent to the use of my name as a person to be named to the Board of Directors of CapStar Hotel Company (the "Company"), on the Company's Form S-1, and any amendments thereto, in connection with the Company's registration statement related to the initial public offering of common stock by the Company.




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Printed Name                                                       Signature


                                                /s/ EDWIN T. BURTON, III